UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 26, 2021

Home Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34190	71-1051785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

503 Kaliste Saloom Road, Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(337) 237-1960

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	HBCP	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Home Bank, N.A. (the "Bank"), a wholly-owned subsidiary of Home Bancorp, Inc. (the "Company"), announced that it has entered into a Purchase and Assumption Agreement, dated August 26, 2021, to sell its deposit accounts, certain loans and branch office located in Vicksburg, Mississippi to Vidalia, Louisiana-based Delta Bank.

Pursuant to the Purchase and Assumption Agreement, the Bank will sell branch deposits of approximately $15.7 million, approximately $2.3 million in loans and substantially all branch-related real estate, fixed assets and equipment. The Bank will receive a premium based on specified percentages of deposit and loan categories.

The transaction is expected to close in January 2022, pending regulatory approval and other customary closing conditions. The Company estimates that it will record a pre-tax loss of approximately $23,000, based on the expected deposit and loan premiums and sales price of the branch assets. As a result of this transaction, the Company expects that non-interest expense will decrease by $378,000 annually.

Forward-Looking Statements

This Current Report contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2020 describes some of these factors, including risk elements in the loan portfolio, the level of the allowance for credit losses, the impact of the COVID-19 pandemic, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Such forward-looking statements are subject to certain additional risks and uncertainties, including, among other things, (i) the possibility that the amounts of any pre-tax loss and the changes in non-interest expense actually resulting from the Bank's pending transaction with Delta Bank might be materially different from the estimated amounts set forth in this report; and (ii) the possibility that the requisite regulatory approval for the Bank's pending transaction with Delta Bank might not be obtained, or may take longer to obtain than expected. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME BANCORP, INC.

Date: August 27, 2021	By:	/s/ John W. Bordelon
John W. Bordelon
Chairman, President and CEO